Exhibit 5.2

To: Credit Suisse Group AG Credit Suisse AG Paradeplatz 8 P.O. Box 1 8070 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch

May 15, 2020

Credit Suisse Group AG and Credit Suisse AG – Registration Statement on Form F-3

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse Group AG (CSG) and Credit Suisse AG (CS) in connection with the issuance of Securities (as defined below) by CSG or CS, in each case, acting through either its head office or one of its branches, under the registration statement on Form F-3 (excluding the documents incorporated by reference therein, the Registration Statement) to be filed under the United States Securities Act of 1933, as amended (the Securities Act), with the U.S. Securities and Exchange Commission (the SEC) on or about May 15, 2020, for the purpose of registering on or after the date hereof:

(a)	offerings by CSG or CS, in each case, acting through either its head office or one of its branches, of one or more series of senior or subordinated debt securities (the Debt Securities) or warrants (the Warrants and, together with the Debt Securities, the Securities); and

(b)	in the case of any Debt Securities issued by CSG that are convertible into, or exchangeable for or Warrants that entitle the holder thereof to purchase, shares of CSG (Shares), such Shares,

in each case, on the terms and conditions described in the Registration Statement. As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Securities and the Shares.

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I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Registration Statement, any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(a)	an electronic copy of the Registration Statement;

(b)	an electronic copy of the following exhibits to the Registration Statement:

(i)	Form of Senior Indenture between CSG and JPMorgan Chase Bank, N.A., as trustee;

(ii)	Form of Subordinated Indenture between CSG and JPMorgan Chase Bank, N.A., as trustee;

(iii)	Form of Senior Debt Security of CSG;

(iv)	Form of Subordinated Debt Security of CSG;

(v)	Senior Indenture between CS and The Bank of New York, as trustee, dated as of March 29, 2007;

(vi)	Subordinated Indenture between CS and The Bank of New York, as trustee, dated as of March 29, 2007;

(vii)	Form of Senior Debt Security of CS;

(viii)	Form of Subordinated Debt Security of CS;

(ix)	Form of Debt Warrant Agreement for Warrants sold attached to Debt Securities;

(x)	Form of Debt Warrant Agreement for Warrants sold alone;

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(xi)	Form of Universal Warrant Agreement; and

(xii)	Form of Equity Warrant Agreement

(such exhibits, the Exhibits);

(c)	a certified excerpt from the Commercial Register of the Canton of Zurich dated March 27, 2020, relating to CSG, and a certified excerpt from the Commercial Register of the Canton of Zurich dated April 28, 2020, relating to CS (collectively, the Excerpts);

(d)	an electronic copy of (i) the articles of association (Statuten) of CSG in their version as of April 26, 2019, and (ii) the articles of association (Statuten) of CS in their version as of September 4, 2014 (collectively, the Articles);

(e)	an electronic copy of the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse AG, valid as of December 5, 2019 (the Regulations);

(f)	an electronic copy of the Global Policy (GP-00200) Funding Authority for Third Party transactions effective as of June 4, 2019 (the Funding Authority); and

(g)	an electronic copy of the certificate of D. Mathers, as Chief Financial Officer of CSG and CS, dated May 12, 2020 (the CFO Approval).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original, and any electronic or facsimile signatures of CSG or CS thereon have been produced and used in accordance with applicable internal rules and|or procedures and the individual to whom any such electronic or facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;

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(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

(c)	except as expressly opined herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate;

(d)	the Registration Statement and the Exhibits will be executed and filed with the SEC in the form reviewed by us;

(e)	the Registration Statement will become effective under the Securities Act following SEC review prior to the issuance of Securities by CSG or CS;

(f)	none of the Documents furnished to us has been amended, supplemented or terminated;

(g)	if any Securities are issued by CSG or CS, in either case, acting through one of its branches (such branch, the Relevant Issuing Branch), (i) CSG or CS, as applicable, and the Relevant Issuing Branch have the requisite power and authority under the laws of the jurisdiction in which the Relevant Issuing Branch is domiciled (the Relevant Jurisdiction) to act as provided in the terms of such Securities and all other relevant documents, (ii) the Relevant Issuing Branch has complied and will comply with all internal guidelines required by the Relevant Jurisdiction with respect to the issuance of such Securities, and (iii) as a matter of the laws of the Relevant Jurisdiction, the obligations entered into by the Relevant Issuing Branch are automatically those of CSG or CS, as applicable, itself;

(h)	the aggregate issuance amount, as measured by the aggregate offering price, of securities issued pursuant to the Registration Statement will at no time exceed USD 95 billion in accordance with the CFO Approval (the Size Limitation); provided, however, that the aggregate issuance amount of securities issued pursuant to the Registration Statement may exceed the Size Limitation if at or prior to the issuance of any securities in excess of the Size Limitation, an increase in the Size Limitation greater than or equal to the amount by which such securities exceed the Size Limitation has been duly authorized by or on behalf of CSG and CS in accordance with the then applicable mandatory Swiss law and corporate rules and guidelines;

(i)	the Excerpts are correct, complete and up-to-date and the Articles, the Regulations, the Funding Authority and the CFO Approval are in full force and effect and have not been amended;

(j)	all corporate and other authorizations, approvals, consents, licenses, exemptions and other requirements for the legality, validity and enforceability of any Security or Share (other than those required to be obtained by CSG or CS, as applicable, under the federal laws of Switzerland that in our experience are normally applicable to general business entities in relation to transactions of the type contemplated by the Documents) have been duly obtained prior to the execution and issuance thereof, and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

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(k)	in the case of each Debt Security to be issued, such Debt Security is authenticated and delivered in accordance with the applicable indenture (including any indenture supplemental thereto);

(l)	in the case of each Security to be issued, such Security (i) will be issued exclusively outside of Switzerland, (ii) will not be (A) publicly offered, directly or indirectly, in Switzerland within the meaning of article 3 lit. h of the Swiss Financial Services Act of June 15, 2018 (the FinSA), (B) admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, or (C) offered, recommended, advertised or otherwise distributed, directly or indirectly, in or from Switzerland other than to professional clients or institutional clients as defined in article 4 para. 3 or para. 4, respectively, of the FinSA, and (iii) will otherwise be offered, issued and sold as contemplated in the Registration Statement;

(m)	prior to the issuance of any Debt Security or Warrant, the terms of such Debt Security or Warrant and of its issuance and sale have been established in conformity with the relevant indenture (including any indenture supplemental thereto) or warrant agreement, as applicable, so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court of governmental body having jurisdiction over CSG or CS, as applicable;

(n)	all relevant documents are within the capacity and powers of, and have been validly authorized, executed and delivered by, each party thereto, and each such party (other than CSG and CS) is duly incorporated or formed and organized and validly existing under the laws of its jurisdiction of incorporation or formation;

(o)	except as expressly opined herein, all relevant documents are valid, binding and enforceable obligations of each party thereto;

(p)	each Security will be valid, binding and enforceable under the laws of the State of New York, by which such Security is expressed to be governed (except, in the case of any subordinated Security, for the subordination provisions thereof, which are expressed to be governed by the laws of Switzerland), and the choice of (i) in the case of any subordinated Security, the laws of Switzerland as the governing law for the subordination provisions thereof and of the laws of the State of New York as the governing law for all other purposes, and (ii) in the case of any other Security, the laws of the State of New York as the governing law, in each case, provided for in the terms of such Security is valid under the laws of the State of New York; and

(q)	as far as any obligation under any Security is required to be performed in any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction.

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III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	Each of CSG and CS is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.	Each of CSG and CS has the corporate power to, and all necessary corporate action has been taken to, execute, deliver and file the Registration Statement.

3.	Each Security will, when issued by CSG or CS, as the case may be, constitute a valid and legally binding obligation of CS or CSG, as applicable, enforceable against it in accordance with its terms.

4.	In the case of (i) any Debt Securities that are convertible into or exchangeable for Shares, and (ii) any Warrants that entitle the holders thereof to purchase Shares, when any such Share is issued and paid for pursuant to (A) the terms of such Debt Securities or Warrants, as the case may be, and (B) the Articles of CSG and Swiss corporate law, such Share will be validly issued, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to CSG by the holder thereof by reason only of its being such holder).

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	This opinion is confined to the Securities and the Shares. We do not render any opinion on or express any views relating to (i) any other securities or any guarantees issued by either CSG or CS or (ii) any securities or guarantees issued by any entity other than CSG or CS.

(c)	A determination, calculation, statement or certification as to any matter may be held by a Swiss court not to be final, conclusive or binding if such determination, calculation, statement or certification were shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith.

(d)	If proceeds of the Securities are used directly or indirectly in Switzerland at any time while any Security is outstanding in amounts exceeding the amounts permitted under the Swiss withholding tax legislation in force from time to time, the Securities may be reclassified as instruments subject to Swiss federal withholding tax (Verrechnungssteuer) and be subject to 35 per cent. Swiss federal withholding tax on any payment made in respect of the Securities relating to interest. In the event of any such imposition of Swiss federal withholding tax, if the terms of any Security provide for the gross-up of payments to the extent (Swiss) withholding tax is imposed on payments under such Security, such obligation (and any similar gross-up obligation in any other document, security or guarantee) may, in respect of interest payable under the Security, violate paragraph 1 of article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965, which stipulates that (i) Swiss withholding tax (Verrechnungssteuer) to be withheld from any taxable payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

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(e)	Article 1157 of the Swiss Code of Obligations of March 30, 1911, as amended (Schweizerisches Obligationenrecht, OR) (the CO), provides that if bonds are issued directly or indirectly by public subscription by an issuer domiciled or having a business establishment in Switzerland, the bondholders form a community of creditors by operation of law. In such case, the provisions on the community of creditors contained in the terms of the bonds, notably those on the powers and organization of bondholder meetings, are subject to, and must comply with, the provisions of the CO. We believe that these provisions of the CO will not apply to bonds issued by an issuer domiciled or having a business establishment in Switzerland, if such issuer is acting through a non-Swiss branch (such as Securities issued by CSG or CS, in each case, acting through one of its non-Swiss branches), so long as the bonds are (i) issued through such non-Swiss branch without the involvement of the Swiss head office and (ii) exclusively placed outside of Switzerland. However, we note that there is limited guidance in Swiss doctrine and no jurisprudence supporting this view, so a Swiss court (or, in case of the bankruptcy of the Swiss company, the Swiss bankruptcy trustee or regulator) may take the view that such provisions of the CO must nonetheless apply.

(f)	As used in this opinion, the terms "enforceable" and "enforceability" mean that the relevant obligation or provision is of a type enforced by the Swiss courts in accordance with, and subject to, the rules of procedure applicable in Switzerland. Enforceability of the Shares and Securities may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors and secured parties in general (including, without limitation, the Swiss Act on Banks and Savings Banks of November 8, 1934, as amended, and the provisions relating to voidable preferences as set forth in articles 285 et seq. of the Swiss Debt Enforcement and Bankruptcy Act of April 11, 1889, as amended), laws or principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)), and public policy, as defined in articles 17-19 of the Swiss Private International Law Act of December 18, 1987, as amended (the Private International Law Act).

Enforcement before the courts of Switzerland will in any event be subject to:

(i)	the nature of the remedies available in the Swiss courts (and nothing in this opinion should be taken as indicating that specific performance (other than for the payment of a sum of money) or injunctive relief would be available as remedies for the enforcement of such obligations); and

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(ii)	the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

(g)	Under Swiss law, jurisdiction clauses may have no effect with regard to actions relating to, or deemed to be brought in connection with, insolvency procedures, which, as a rule, must be brought before the court at the place of the relevant insolvency procedure.

(h)	Contractual submissions to a particular jurisdiction are subject to mandatory provisions on (i) the protection of consumers, insured persons and employees pursuant to the Convention on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters of October 30, 2007, as amended (the Lugano Convention), the Private International Law Act and such other international treaties by which Switzerland is bound, and (ii) enforcement proceedings that do not qualify as civil actions.

(i)	Rights and claims may become barred under statutes of limitation or prescription, or may be or become subject to available defenses such as set-off, counterclaim, misrepresentation, material error, frustration, overreaching, duress or fraud. Further, (i) limitations may apply to any provision in any Security or any other document, security or guarantee that limits the liability of any party thereto or provides for indemnification or contribution obligations of CSG or CS, as applicable, if a Swiss court finds that such party or the indemnified person, respectively, acted willfully or negligently, and (ii) any party's obligation to pay an amount under any Security, Share or any other document, security or guarantee may be unenforceable if a Swiss court finds that such amount constitutes an excessive penalty (such as exemplary or punitive damages).

(j)	The enforceability in Switzerland of a foreign judgment rendered against CSG or CS, as the case may be, is subject to the limitations set forth in (x) the Lugano Convention, (y) such other international treaties by which Switzerland is bound, and (z) the Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

(i)	in the case of sub-clauses (y) and (z) above and, in certain exceptional cases, sub-clause (x) above, such foreign court had jurisdiction;

(ii)	such judgment has become final and non-appealable, or, in the case of sub-clause (x) above, has become enforceable at an earlier stage;

(iii)	the court procedures leading to such judgment followed the principles of due process of law, including proper service of process, subject to special provisions provided for by the Lugano Convention;

(iv)	such judgment on its merits does not violate Swiss law principles of public policy; and

(v)	from a Swiss law perspective, such foreign procedure does not formally or functionally qualify as an insolvency-related, criminal or administrative procedure.

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(k)	Enforcement of a claim or court judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs and any foreign currency amount must accordingly be converted into Swiss francs in accordance with the applicable rules.

(l)	It is doubtful whether a Swiss court would enforce a judgment of any court of the United States or any political subdivision thereof predicated solely upon the federal or state securities laws of the United States.

(m)	A Swiss court may limit or decline to give effect to an indemnity for legal fees or costs incurred.

(n)	Swiss courts do not consider themselves bound by contractual severability provisions or provisions stating that an agreement may only be amended in writing.

(o)	Pursuant to Swiss law, any mandate, power of attorney or instruction provided to, or appointment of, an agent may be terminated at any time by the principal or the agent, notwithstanding such mandate, power of attorney, instruction or appointment being stated to be irrevocable.

(p)	Pursuant to article 10 of the Private International Law Act, article 13 of the Swiss Code of Civil Procedure, as amended, and article 31 of the Lugano Convention, as applicable, Swiss courts may order preliminary measures even where they do not have jurisdiction over the substance of the matter.

(q)	We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement.

(r)	We express no opinion on the admissibility or validity of, or the procedures relating to, the registration of the offering of Securities or Shares with the SEC.

(s)	Further, we express no opinion, as to any banking, tax, commercial, accounting, calculating, auditing or any other non-legal matter.

* * *

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters". In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to CSG and CS, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

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This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the city of Zurich.

Very sincerely yours
Homburger AG